EXHIBIT 99.2

NorthWestern Corporation
d/b/a NorthWestern Energy
125 S. Dakota Ave.
Sioux Falls, SD 57104
www.northwesternenergy.com

News Release	NASDAQ: NWEC

FOR IMMEDIATE RELEASE

Media/Investor Relations Contact:
Roger Schrum
605-978-2848
roger.schrum@northwestern.com

NORTHWESTERN REACHES AGREEMENT IN PRINCIPLE TO SETTLE

NETEXIT, INC. BANKRUPTCY CLAIMS

SIOUX FALLS, S.D. – June 28, 2005 – NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ: NWEC) today reported that it has reached an agreement in principle with the creditors committee of Netexit, Inc., f/k/a Expanets, Inc., on a bankruptcy liquidation plan.  Netexit, a subsidiary of NorthWestern, filed for Chapter 11 bankruptcy protection with the U.S. Bankruptcy Court for the District of Delaware on May 4, 2004.

According to terms of the agreement in principle:

•                  NorthWestern will receive an initial distribution of $20 million in cash for its allowed claims upon the effective date of confirming an amended and restated plan of reorganization and disclosure statement to be filed with the bankruptcy court.

•                  A reserve of an additional $5 million will be set aside through the amended plan for an additional distribution to NorthWestern after distributions are made on other allowed unsecured claims.

•                  A reserve of up to $22.9 million will be set aside through the amended plan for payment of allowed non-NorthWestern unsecured claims with distribution to occur only after all such unsecured claims are resolved.  Any remaining cash from this reserve, which is not paid out to other allowed unsecured claims, will be paid to NorthWestern.

•                  $8 million will be paid on the effective date of the plan to securities class action claimants to satisfy a $20 million allowed liquidated claim provided to former NorthWestern shareholders in a previously announced court-approved settlement.  Based on the terms of the securities settlement, NorthWestern expects to recognize an additional pre-tax loss on discontinued operations of approximately $8 million during the second quarter of 2005.

•                  After distributions are made to allowed unsecured, administrative and priority claims, any remaining Netexit estate funds will be paid to NorthWestern at the filing of a motion to close the bankruptcy proceeding.

According to Michael J. Hanson, NorthWestern President and Chief Executive Officer, the agreement in principle to settle the estate of Netexit was reached in bankruptcy court authorized mediation.  “We are pleased to have been able to reach an agreement which will lead to a final liquidation of Netexit’s estate funds.  We expect the final resolution of Netexit’s claims will lead to significant cash distribution to NorthWestern within the next six to nine months.”

An amended and restated plan of reorganization and disclosure statement will be finalized and filed with the U.S. Bankruptcy Court for the District of Delaware in the next several weeks incorporating the terms of the settlement reached during the mediation.  According to the agreement in principle, Netexit’s creditors committee will support the amended and restated plan of reorganization and disclosure statement in a solicitation letter urging approval of the plan by Netexit’s creditors.  If approved by creditors and confirmed by the bankruptcy court, cash distributions could be made to all unsecured creditors as addressed in the settlement agreement and consistent with the bankruptcy code soon after the effective date of such plan which date is expected to be sometime in the fourth quarter of 2005.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 617,000 customers in Montana, South Dakota and Nebraska.   More information on NorthWestern Energy is available on the Company’s Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

On one or more occasions, we may make statements in this press release regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference herein relating to management’s current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved. Factors that may cause such differences include but are not limited to:

Factors Relating to Our Bankruptcy

•       our ability to obtain and maintain normal terms with vendors and service providers;

•       the potential adverse impact of the Chapter 11 case on our liquidity or results of operations, including our ability to mitigate unsecured claims with respect to the Class 9 reserve such that the allowed claims do not exceed the reserve;

•       the potential adverse impact of the Netexit Chapter 11 case on our liquidity;

•       our ability to avoid or mitigate an adverse ruling as to Magten Asset Management Corporation’s appeal of the order confirming our plan of reorganization and its appeal of the order approving the memorandum of understanding to settle our securities class action litigation;

•       our ability to avoid or mitigate an adverse judgment against us in that certain lawsuit seeking to recover assets or damages on behalf of Clark Fork and Blackfoot, LLC, one of our subsidiaries which we refer to as CFB, filed by Magten Asset Management Corporation and Law Debenture Trust Company of New York, which we refer to as the QUIPs Litigation;

•       our ability to avoid or mitigate an adverse judgment against us in that pending litigation styled as McGreevey et al v. The Montana Power Company, the shareholder class action lawsuit relating to the disposition of the generating and energy related assets by the entity formerly known as The Montana Power Company, excluding our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company, which has been settled pending approval by our Bankruptcy Court, the bankruptcy court in the Touch America Holdings, Inc. proceedings, and the U.S. District Court in Montana where the litigation is pending, together with ERISA litigation regarding The Montana Power Company Employee Stock Ownership Plan and 401(k) plan;

•       our ability to avoid or mitigate an adverse judgment against us in the In Re NorthWestern Derivative Litigation relating to the restatement of the Predecessor Company’s 2002 quarterly financial statements and other accounting and financial reporting matters, which has been settled pending final approval of the settlement by the U.S. District Court in South Dakota where the litigation is pending;

•       our ability to avoid or mitigate an adverse judgment against us in pending other shareholder and derivative litigation or any additional litigation and regulatory action, including the formal investigation initiated by the Securities and Exchange Commission (SEC), in connection with the restatement of the Predecessor Company’s 2002 quarterly financial statements and other accounting and financial reporting matters, any of which could have a material adverse effect on our liquidity, results of operations and financial condition;

General Factors

•       unscheduled generation outages, maintenance or repairs which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•       unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•       adverse changes in general economic and competitive conditions in our service territories;

•       potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse affect on our liquidity, results of operations and financial condition; and

•       increases in interest rates, which will increase our cost of borrowing.

•       our ability to improve and maintain an effective internal control structure.

We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption “Risk Factors” which is a part of the disclosure included in Item 2 of our Quarterly Report on Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

From time to time, oral or written forward-looking statements are also included in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, press releases and other materials released to the public. Although we believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable, any or all of the forward-looking statements in this press release and our reports on Form 10-K, Form 10-Q and 8-K, our Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this press release, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this press release or other public communications that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual and periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

Unless the context requires otherwise, references to “we,” “us,” “our,” “NorthWestern Corporation,” “NorthWestern Energy” and “NorthWestern” refer specifically to NorthWestern Corporation and its subsidiaries.

###